SWIFT TRANSPORTATION CO., INC. ANNOUNCES
2006 THIRD QUARTER EARNINGS EXPECTATIONS:
Phoenix, AZ —September 28, 2006 — Swift Transportation Co., Inc. (NASDAQ-NGS: SWFT) today announced that it anticipates net earnings for the quarter ending September 30, 2006 will be between $0.38 and $0.42 per share, before taking into account a one-time impairment charge discussed below. This quarter’s performance is an improvement over the third quarter of 2005, but is below the Company’s original expectation for the third quarter 2006.
The Company’s operational results for the quarter have been negatively impacted by continued softness in the truckload freight environment as the typical seasonal increase in volume associated with peak season has been slow to develop this quarter. Also, similar to the industry as a whole, the Company continues to experience a driver shortage, which has negatively affected the Company’s asset utilization.
In addition, the Company is evaluating the impairment of translucent trailers previously designated as assets held for sale related to the deterioration in their market value. The one-time pre-tax impairment charge, excluded from the anticipated net earnings noted above, is estimated to be between $5.0 million and $8.0 million and would be recognized in the third quarter. The Company plans to sell these trailers over the next twelve months.
Robert W. Cunningham, President and CEO, commented “Our anticipated results this quarter, while lower than expected, reflect continued improvement over 2005 despite a significantly weaker freight environment and demonstrate the success of some of the initiatives we have implemented. We expected that we would face challenges along the road and that adjustments would be necessary as we executed against our long term plan. We are addressing the changes in the operating environment and remain committed to achieving our long term goals.”
Swift will release its earnings for the third quarter ended September 30, 2006, after the close of trading on Wednesday, October 25, 2006. The Company will hold a live conference call and webcast with a slide presentation to discuss its earnings release on Thursday, October 26, 2006, at 10:00 a.m. Eastern time. Individuals with questions in the U.S. and Canada may dial in at (866) 413-2055. International callers with questions may dial in at (706) 758-4456. The Conference ID is 7723045. For others, the conference call will be broadcast live on the Internet at http://www.earnings.com/. The slide presentation may be accessed through the company’s website, http://www.swifttrans.com/ on the Investor Relations tab under the Financial Reports and Presentations link. Replays will be available on these Web sites for two weeks.
Swift is the holding company for Swift Transportation Co., Inc., a truckload carrier headquartered in Phoenix, Arizona. Swift’s trucking subsidiary operates the largest fleet of truckload carrier equipment in the United States with regional operations throughout the continental United States.
Forward-looking statement disclosure:

This press release contains statements that may constitute forward-looking statements, usually identified by words such as “anticipates,” “believes,” “estimates,” “projects,” “expects,” “intends” or similar expressions which speak only as of the date the statement was made. Such forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.
Such statements include, but are not limited to, statements concerning our anticipation of earnings for the quarter ending September 30, 2006 and our anticipation of impairment charges. Such statements are based upon the current beliefs and expectations of Swift’s management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements.
As to Swift’s business and financial performance, the following factors, among others, could cause actual results to differ materially from those in forward-looking statements: prevailing market conditions relating to our determination of the fair value of assets held for sale and related impairment charges; adverse developments in our relationship with IEL and, by extension, owner-operators whose tractors are financed by IEL; the impact of our new owner-operator fuel surcharge reimbursement program on operating results; excess capacity in the trucking industry; significant increases or rapid fluctuations in fuel prices, interest rates, fuel taxes, tolls, license and registration fees, insurance premiums and driver compensation, to the extent not offset by increases in freight rates or fuel surcharges; recessionary economic cycles and downturns in customers’ business cycles, particularly in market segments and industries (such as retail and manufacturing) in which Swift has a significant concentration of customers; seasonal factors such as harsh weather conditions that increase operating costs; continuing difficulties in driver recruitment or retention issues involving Company drivers and/or owner operators; increases in driver compensation to the extent not offset by increases in freight rates; the inability of Swift to continue to secure acceptable financing arrangements; an adverse determination by the FMSCA with respect to Swift’s safety rating and any resulting loss of customers or potential customers or a material increase in insurance costs; an unanticipated increase in the number or dollar amount of claims for which Swift is self insured; fluctuations in workers’ compensation claims, which have benefited recent operating results due to improved claims management, but are not expected to continue at such levels in future periods; competition from trucking, rail and intermodal competitors; our ability to sell assets held for sale at or above their net book value; the potential impact of current litigation, regulatory issues, or other government actions; a possible adverse impact on the trading price of the Company’s common stock as a result of the adoption of the Stockholders Protection Agreement; and a significant reduction in or termination of Swift’s trucking services by a key customer.
A discussion of these and other factors that could cause Swift’s results to differ materially from those described in the forward-looking statements can be found in the most recent Annual Report on Form 10-K of Swift, filed with the Securities and Exchange Commission and available at the Securities and Exchange Commission’s internet site (http://www.sec.gov). Swift undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. Furthermore, nothing herein shall constitute an adoption or approval of any analyst report regarding Swift, nor any undertaking to update or comment upon analysts’ expectations in the future.
Contact: Glynis Bryan, CFO of Swift Transportation Co., Inc.
(602) 269-9700